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                                                                      EXHIBIT 21





                                   REGISTRANT
                             POLARIS INDUSTRIES INC.


                                                                State or Other Jurisdiction
           Name of Subsidiary                                       of Incorporation or
           ------------------                                            Organization
                                                                ---------------------------
Polaris Industries Inc.                                                    Delaware

Polaris Real Estate Corporation of Iowa, Inc.                              Delaware

Polaris Real Estate Corporation                                            Delaware

Polaris Industries Export Ltd.                                             Barbados

Polaris Industries Ltd.                                                Manitoba, Canada

Polaris Acceptance Inc.                                                    Minnesota

Polaris Sales Inc.                                                         Minnesota

Polaris Industries Manufacturing LLC                                       Minnesota

Polaris Direct Inc.                                                        Minnesota

Polaris Sales Australia Pty Ltd.                                           Australia

Polaris France                                                              France

Polaris Britain Limited                                                     England